VeriFone Option Exchange Program Anticipated Offer Period: October 8, 2009 – November 6, 2009 Exhibit 99.1

2 Discussion Points • Exchange Program Objectives • Program Conditions • Sample Exchange Ratios • Participation Election Process • Timeline, including Deadline • Resources • Key Legal Disclosure

Exchange Program Objectives
Restore the retention and incentive value of existing stock options by providing eligible optionees the opportunity to exchange eligible underwater options for a lesser number of replacement options with a new exercise price at a current market price of VeriFone common stock.
We expect to launch the Exchange Program on October 8, 2009
and will keep it open through November 6, 2009.

Program Conditions
• Eligible optionees may surrender existing eligible stock options in exchange for a lesser number of new stock options based on
exchange ratios set just before the launch date
• The exchange is designed to be a value-for-value exchange, meaning that the exchange ratios will be set so that just before the launch date the Black-Scholes fair value of the options
surrendered is approximately the same as the fair value of the options to be received in exchange
• VeriFone’s executive officers and members of its Board of Directors are not eligible to participate
• All other active optionees holding eligible options are eligible to participate, provided they are active as of the date of the
replacement grant, anticipated to be November 6, 2009
• Optionees terminated for any reason as of November 6, 2009 are not eligible to participate

Program Conditions
• Eligible options consist of options granted on or before October 7,
2008, with a strike price equal to or greater than (a) the 52 week high of our stock price as traded on the NYSE or (b) $16.25, whichever is higher, AND which are outstanding on the date of the replacement grant
• Participation in the Exchange Program will be on a grant by grant basis – you can elect to exchange some eligible grants and not others, all eligible grants or none at all.  You may not elect to split a grant, exchanging only a portion of the grant issued
• All replacement grants will begin a new four year vesting schedule
(25% after 12 months, 6.25% quarterly thereafter) and will have a new 7 year life
•
Participation in the Exchange Program is voluntary.  As the
Exchange Program may have an impact on individual compensation and tax situations, you must determine your participation based on your personal circumstances

Sample Exchange Ratios
Presented below are sample exchange ratios for EXAMPLE PURPOSES
ONLY. The final exchange ratios have not yet been calculated and may differ from the sample exchange ratios presented here. Please review the final exchange ratios which will be included in “Offer to
Exchange” and other documents distributed to you when the
Exchange Program is launched.
Exercise Price of
Your Eligible Options
Exchange Ratio (1)
Group 1 $16.25 - $19.99 1.3 for 1
Group 2 $20.15 - $26.85 1.8 for 1
Group 3 $27.92 - $30.76 2.3 for 1
Group 4 $31.50 - $36.43 2.4 for 1
Group 5 $40.01 - $44.43 2.6 for 1
(1) The exchange ratio represents the number of eligible options you must surrender in exchange for one replacement option.

Participation Election Process
• Before making an election to participate or not participate, please read the offer to exchange documents for detailed
information on the Exchange Program. These documents will be filed with the U.S. Securities and Exchange Commission (SEC) on the day the offer to exchange is launched.
• You can make your elections through an Exchange Website, which will be available to you when the offer is launched on October 8,
2009.  On the launch date, you will receive a copy of these
documents and the link to the Exchange Website. The link to the
Exchange Website will also be posted on the HR site on VeriWeb.
• Log in credentials for the Exchange Website will be sent to you on the launch date.
• This information will be sent to your VeriFone e-mail account or address on file with our Equity Department

• Paper copies of the offer to exchange documents and election form will also be available by request from our Equity Department.
Completed paper election forms must be faxed to 408.232.7877
(US) or emailed to the Equity department at:
i_equityteam@verifone.com
• Eligible optionees must make their elections no later than 9pm US
Eastern time, November 6, 2009. There are no exceptions to this timeframe unless
we formally extend the offer period by written
notification.
• You may change your election anytime during the offer period.
The last election received by us as of 9pm US Eastern time,
November 6, 2009 represents your final, irrevocable election
• You should consult with your financial or tax advisor as necessary
Participation Election Process

Participation Election Process
Exchange Offer Website – Sample Screen Shots
Log in screen
Welcome to the VeriFone tender offer website for the Offer to
Exchange Certain Stock Options for Replacement Stock Options.
Please enter your login information, which was provided to you in an e-mail dated mm/dd/yyyy.
User ID:
Password:
You will be required to change your password if visiting the website for the first time.
ENTER

VeriFone
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VeriFone
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Participation Election Process
Sample of Welcome Screen
Welcome to the VeriFone Holdings, Inc. Stock Option Exchange
Offer website
VeriFone is pleased to announce the launch of its Stock Option Exchange Offer.
The objective of this offer is to restore the retention and incentive value of existing stock options by providing eligible optionees the opportunity to exchange eligible underwater options for a lesser number of replacement options with a new exercise price at a current market price of VeriFone common stock.
Change Password Make an Election Offer Info
Offer Info
Exchange Offer Website – Sample Screen Shots

VeriFone
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VeriFone
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Participation Election Process
Sample of Offer Info tab
Offer Information
Before making your election, please make sure you have read and understand the documents that make up this offer. These documents explain how the Offer to Exchange works, important terms and information you should consider and how to participate. You can access these offer documents by clicking the links below:
These PDF documents require Adobe Acrobat Reader, which may be downloaded free of charge at
http://www.adobe.com/downloads/.
• xxx.PDF
• xxx.PDF
• xxx.PDF
• FAQs
Change Password Make an Election Offer Info
Make an Election Home Page
Exchange Offer Website – Sample Screen Shots

VeriFone
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VeriFone
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Election Form (Step 1 of 4) – Make your election
Before making your election, please make sure you have received, read and understand the documents that make up this Offer to Exchange listed under the caption “Offer Documents” below.
Your Eligible Options:
Original
Grate
Date
Expiration
Date
Option
Number
Exercise
Price
Per
Share
Shares
Subject
to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Number
of
Replace
ment
Options
Exchange
Entire
Eligible
Option?
YES
No
YES
No
Participation Election Process
Sample of Make An Election tab – Step 1
Change Password Make an Election Offer Info
Return to Previous Screen Next
Exchange Offer Website – Sample Screen Shots

Election Form (Step 2 of 4) – Review your election
You have made the following elections with respect to your eligible options:
Your Eligible Options:
Original
Grate
Date
Expiration
Date
Option
Number
Exercise
Price
Per
Share
Shares
Subject
to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Number
of
Replace
ment
Options
Exchange
Entire
Eligible
Option?
YES
No
YES
No
Participation Election Process
Sample of Make An Election tab – Step 2
Change Password Make an Election Offer Info
Return to Previous Screen Proceed to Confirmation
If the information is correct, click “Proceed to Confirmation” to continue. If not, click “Return to Previous Screen”.
Exchange Offer Website – Sample Screen Shots

VeriFone
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VeriFone
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Election Form (Step 3 of 4) – Agreement to Terms
Agreement to Terms of Election
[Text of terms will appear here]
By clicking on the “I Agree” button below and submitting my Election, I acknowledge that I have read and understand the Offer Documents and I agree that my Election is subject to the terms, conditions and restrictions contained in the Offer Documents, including this Agreement to Terms of Election.
Email Address:  name@verifone.com
User ID:    123456
Participation Election Process
Sample of Make An Election tab – Step 3
Change Password Make an Election Offer Info
Return to Previous Screen I Agree
An e-mail will be sent to the e-mail address above confirming your election after you select the "I Agree" button.
Exchange Offer Website – Sample Screen Shots

VeriFone
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VeriFone
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Election Form (Step 4 of 4) – Print Election Confirmation
Your election has been recorded as follows:
Your Eligible Options:
Original
Grate
Date
Expiration
Date
Option
Number
Exercise
Price
Per
Share
Shares
Subject
to
Eligible
Options
Shares
Vested
Shares
Unvested
Exchange
Ratio
Number
of
Replace
ment
Options
Exchange
Entire
Eligible
Option?
YES
No
YES
No
Participation Election Process
Sample of Make An Election tab – Step 4
Change Password Make an Election Offer Info
Print a Confirmation Return to Make an Election
If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.
Logout
Exchange Offer Website – Sample Screen Shots

Timeline
• The Exchange Program is considered a Tender Offer by the SEC and must remain open for a period of at least 20 business days after launch
• October 7: Begin Information Sessions at key site locations and via conference calls.  Information Session materials also posted on the
Exchange page, within the HR section of VeriWeb.
• October 8 – November 6:  Tender Offer period; elections by eligible optionees regarding participation in the Exchange Program must be made during this period
• November 6:  The Tender Offer will close at 9pm US Eastern time on November 6.  No election forms will be accepted after that time
– no exceptions unless we extend the Tender Offer by formal
written notification

Timeline
• November 6:  Surrendered options cancelled and replacement grants issued.  The new options will be priced as of the close of market as traded on the NYSE on November 6
• November 9:  Supplemental email to participants confirming number of shares and new strike price
• November 30:  Replacement grant information available through
E*Trade accounts

Resources
• Exchange documents will be posted on the Exchange Website. Once the Exchange Site is available, we will post the link to the
Exchange Website on the Exchange section of the Human Resource page on VeriWeb
at: http://veriweb2.verifone.com/hr/index.htm
• A copy of this presentation can be found on the Exchange section of the Human Resource page on VeriWeb at:
http://veriweb2.verifone.com/hr/index.htm
• Employees can find a summary of their current equity holdings at:
https://us.etrade.com/e/t/user/login_sp
• The Frequently Asked Question document will be made available on the Exchange Website
• Questions may also be submitted to the VeriFone Equity
department to:
i_equityteam@verifone.com or via phone to 408.232.7877 (US)

• Important: VeriFone and/or any independent firms hired by
VeriFone with respect to this Exchange Program cannot give legal, tax or investment advice with respect to this Tender Offer. Please carefully read all the Exchange Program documents and consult with your own legal, tax and investment advisors as to the
consequences of participating or not participating in the Exchange
Program
Resources

Key Legal Disclosure
Key legal disclosure
The option exchange program described in this document has not yet commenced. VeriFone will file a Tender Offer Statement on Schedule
TO with the Securities and Exchange Commission, or SEC, upon the commencement of the option exchange program. Persons who are eligible to participate in the option exchange should read the Tender
Offer Statement on Schedule TO and other related materials when those materials become available, because they will contain
important information about the option exchange program.
VeriFone stockholders and option holders will be able to obtain the written materials described above and other documents filed by
VeriFone with the SEC free of charge from the SEC’s website at
www.sec.gov or by directing a written request to:  VeriFone
Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, CA 95110,
Attention: Investor Relations.